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                                                                      EXHIBIT 21

                                        STATE OR OTHER
SUBSIDIARY                              JURISDICTION OF OPERATION
---------                               -------------------------
Lam Research International Sarl         Switzerland
Lam Research GmbH                       Germany
Lam Research Co., Ltd.                  Japan
Lam Research (Shanghai) Co., Ltd.       China 2
Lam Research Service Co., Ltd.          China 1
Lam Research Ltd.                       United Kingdom
Lam Research SAS                        France
Lam Research Singapore Pte Ltd          Singapore
Lam Research Korea Limited              Korea
Lam Research S.r.l.                     Italy
Lam Research (Israel) Ltd.              Israel
Lam Research Co., Ltd.                  Taiwan
LAM Research B.V.                       Netherlands
Monkowski-Rhine Incorporated            California, United States
Lam Research (Ireland) Limited          Ireland